Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pension and Profit Sharing Committee and Participants
Macy's, Inc. 401(k) Retirement Investment Plan
We consent to the incorporation by reference in the Registration Statement No. (No. 333-213707, 333- 153719, 333-133080 and 333-104017) on Form S-8 of Macy’s, Inc. of our report dated June 21, 2024, appearing in this Annual Report on Form 11-K of the Macy's, Inc. 401(k) Retirement Investment Plan for the year ended December 31, 2023.
/s/ Clark, Schaefer, Hackett & Co. Cincinnati, OH
June 21, 2024